Exhibit 10.06

                             SUBSCRIPTION AGREEMENT
                                       FOR
                             SCRUGGS #1-H WELL/UNIT
                             (DENTON COUNTY, TEXAS)

Masch Branch Exploration, L.L.C.
1012 N. Masch Branch Road
Denton, Texas 76207

ATTN: Mr. S. Rand Stinnett and Mr. Bill A. Williamson, Managers

     RE: Oil and Gas Lease (the "Lease"), dated/effective August 1, 2004, from Michael L. Scruggs and Melanie A. Scruggs, husband and wife, as Lessors, and Mid-Continent Geological, Inc., as Lessee, a memorandum of which is recorded as Instrument Number 2004-146829, Official Records of Denton County, Texas, and a duplicate memorandum thereof also being recorded as Instrument Number 2004-124797, Official Records of Denton County, Texas, covering that certain 84.996 acres of land, more or less, as more completely described in said Lease/memorandum, which along with the terms and conditions of said Lease are incorporated herein by this reference as if set forth verbatim, such Lease being further amended/extended by (a) that certain written Extension of Oil, Gas and Mineral Lease, dated April 14, 2005, between Lessors and Lessee, recorded as Instrument Number 2005-104258, Official Records of Denton County, Texas, and (b) that certain written Extension of Oil, Gas and Mineral Lease, dated October 26, 2005, between Lessors and Lessee, recorded as Instrument Number 2005-133687, Official Records of Denton County, Texas.

Gentlemen:

     The undersigned subscriber or purchaser (the "WI Purchaser") understands that there is being offered for sale to WI Purchaser a working interest (and attributable net revenue interest) in the Scruggs #1-H well (API #42-121-32726), located in the A.F. Cannon Survey, A-232, Denton County, Texas (and the attributable and surrounding 84.996 acre oil, gas and mineral leasehold estate described above)(such well and leasehold being referred to hereinafter as the "WELL") by and from Masch Branch Exploration, L.L.C. ("MBELLC"), a Texas limited liability company, is a wholly-owned subsidiary of Topaz Resources, Inc., a Florida corporation ("Topaz"). Topaz is a party to that certain written Non-Binding Term Sheet, dated May 21, 2010, with Earthwise Energy, Inc. ("EEI") and Energy Partners International ("EPI") (collectively the "Sellers") wherein the parameters for a definitive agreement for the purchase and sale of the WELL are established. MBELLC is the designee or assignee of Topaz under such term sheet and the pending purchase and sale agreement, which is targeted for execution and closing in due course (pending finalization of documentation). Dark Horse Operating Co., L.L.C. ("DHOPCO") is targeted to become the WELL

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operator by virtue of an existing joint operating  agreement involving the WELL.
MBELLC is desirous of WI Purchaser's financial participation in the WELL, on a promoted basis consistent with this Subscription Agreement (this "Agreement"). In consideration of the mutual promises contained herein and the performance(s) and payment(s) described in this Agreement, the receipt and sufficiency of which are hereby acknowledged, WI Purchaser and MBELLC agree as follows:

     1. DISCLOSURES/BACKGROUND; WELL STATUS. The Scruggs #1-H horizontal Barnett Shale well was drilled and, following delays in the establishment of access to a natural gas sales line, the well was ultimately completed (casing plus a liner) and produced, without benefit of the installation of tubing or a permanent wellhead. Sellers (and third party working interest owners) successfully produced natural gas from said well for a measured period (over a year) before encountering lease-related circumstances wherein the validity (or lapsing/termination) of the underlying oil and gas lease evolved, leading to litigation with the surface owner/lessor. The WELL has been "shut in" for a period of approximately fourteen calendar months but, based upon MBELLC's analysis of past production and learned evaluations, MBELLC has reason to believe and does believe that the WELL, following remedial workover and the installation of tubing and a permanent wellhead, can produce natural gas once again in commercial quantities. Agreements are in place, pending a closing with Sellers, to (a) dismiss the litigation, (b) secure a ratified/amended oil and gas lease, (c) involve MBELLC in the working interest and DHOPCO in the WELL operations, and (d) clarify and resolve outstanding issues involving the WELL. MBELLC is scheduled to acquire from Sellers a 45.417969% working interest (and an accompanying 34.063477% net revenue interest) in and to the WELL (the "Primary WI"), being all of Sellers' interest therein, in consideration of (among other things) MBELLC's delivery of $250,000.00 in cash and 600,000 shares of Topaz common stock to Sellers. Subsequent to its pending closing with Sellers, MBELLC intends to pursue the acquisition of additional working interest in the WELL (the "Secondary WI") in exchange for cash, Topaz stock or some combination, projected to perhaps result in MBELLC's ownership of 80-100% of the WELL in the aggregate. The pursuit of the Secondary WI by MBELLC is projected to consume 30-45 days following the closing with Sellers, at which time the WELL workover will advance. Topaz, as an emerging public company, is in the early stages of its initial capital raising efforts and is desirous of WI Purchaser's joinder and participation with MBELLC in the WELL hereunder.

     2. WORKING INTEREST OFFERING.WI Purchaser, subject to the acceptance of the Subscription hereunder, agrees to purchase a working interest in the WELL from MBELLC as follows:

     (a) WI Purchaser will purchase from MBELLC one half (1/2) of MBELLC's Primary WI in the WELL (being a 22.708985% working interest and an attributable 17.031739% net revenue interest) in consideration of WI Purchaser's payment to MBELLC of TWO HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS ($250,000.00), payable upon subscription hereunder;

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     (b) WI Purchaser  shall  further pay unto MBELLC the sum of FIFTY  THOUSAND
AND NO/100 U.S. DOLLARS ($50,000.00), to be utilized by MBELLC (and WI Purchaser) to offset the costs of the contemplated workover of the WELL (the same to be considered as "spent" by WI Purchaser).

     (c) If and when the WELL is reworked and returned to production, WI Purchaser (i) will pay seventy five percent (75.0%) of actual WELL operational expenses attributable to the Primary WI until a Payout (defined below), if at all, and (ii) receive seventy five percent (75.0%) of the net revenue proceeds attributable to the Primary WI until a Payout. As used herein, the term "Payout" shall mean that point in time, if at all, that the working interest revenues from 75.0% of the Primary WI paid to and received by WI Purchaser, net of and over-and-above the associated percentage of operational and post-workover WELL costs for the Primary WI in the WELL, equals $300,000.00 (i.e. WI Purchaser recovers its initial cash outlay from Paragraph 2(a) and 2(b) above).

     (d) Following Payout, WI Purchaser's cost obligations and net revenue rights will return to the equivalent of its 50.0% of the Primary WI purchased hereunder.

     (e) Should MBELLC actually acquire any Secondary WI in the WELL, WI Purchaser shall further have the option, but not the obligation, to acquire from MBELLC up to one half (1/2) of such Secondary WI for cash. MBELLC contemplates the sole or predominant use of Topaz stock in such offerings for Secondary WI. Similar to circumstances involving the Primary WI acquisition by WI Purchaser, the cash pricing or amount of such cash to be delivered by WI Purchaser for its optional acquisition of Secondary WI in the WELL will be determined using the then-existing market value or price of assets (including cash and stock) expended by MBELLC in the acquisition process thereof. In the absence of a good faith consensus on such cash equivalent value between and amongst MBELLC and WI Purchaser, MBELLC's determination thereof shall prevail. All parties contemplate and envision the conclusion of any Secondary WI acquisition in advance of the targeted workover of the WELL.

     3. PAYMENT OF WORKING INTEREST PRICE(S). Upon the submission and execution of this Agreement, WI Purchaser shall deliver to MBELLC, in a manner consistent with Paragraph 4(b) below, the sum of THREE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($300,000.00)(the "Closing Payment"), to be applied to WI Purchaser's obligation(s) hereunder. Thereafter, as part of the Secondary WI acquisition process, should WI Purchaser elect to participate therein and exercise its option hereunder by written notice to MBELLC, WI Purchaser shall deliver unto TOPAZ the applicable amount of cash to MBELLC (the "Secondary Payment", whether one or more) in a manner similar to the foregoing Closing Payment. Such Secondary Payment shall be due and payable on or before the third business day following WI Purchaser's receipt from MBELLC's of the draft/proposed documentation cited and contemplated in Paragraph 4 (d), (e), (f) and (g) below. Notwithstanding the foregoing, the parties may elect to conduct a closing of such additional documents (and the payment of the Secondary Payment), it being the intent of the parties that WI Purchaser shall not receive a recordable

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assignment  of a working  interest  in the WELL  unless  and until the  required payments/advancements are made by WI Purchaser.

     4. SUBSCRIPTION; ADDITIONAL DOCUMENTS.WI Purchaser hereby irrevocably subscribes to purchase half of the subject Primary WI in the WELL, pursuant to and upon the terms and conditions herein set forth. Accordingly, the WI Purchaser, upon its entry into and the execution of this Agreement, hereby tenders the following:

     (a) Two (2) executed counterparts of this Agreement, with pages initialed;

     (b) An advancement in the form of either a check, cashier's check or money order, payable to the order of "MASCH BRANCH EXPLORATION, L.L.C.", or a bank wire transfer to MBELLC's account as directed in writing by MBELLC, in the amount of the Initial Payment, to be applied by MBELLC for the benefit of WI Purchaser in a manner consistent with Paragraph 3 above; and

     (c) Such other executed and completed instruments (if any) as described and as may be reasonably required in written correspondence presented to WI Purchaser, directly or indirectly, by MBELLC as part of the purchase hereunder.

On or before the tenth (10th) day prior to the workover of the WELL, MBELLC and DHOPCO shall tender to WI Purchaser the following for execution by WI Purchaser:

     (d) One (1) written Joint Operating Agreement (the "JOA"), to govern operations on the WELL, utilizing the existing joint operating agreement in place for the WELL or a ratification of the same, such JOA to be consistent with DHOPCO's prior operations in and around Denton County, Texas and otherwise acceptable to MBELLC and DHOPCO;

     (e) One (1) executed and acknowledged Memorandum of Operating Agreement and Financing Statement;

     (f) One (1) proposed Assignment of Oil, Gas and Mineral Lease (to WI Purchaser);

     (g) If necessary, an AFE, reflective of the then-existing pricing involved in the workover activities described therein; and

     (h) Such other and additional documents which the parties may otherwise deem necessary and appropriate to effectuate the terms of this Agreement and facilitate the workover and production of the WELL.

     5. ACCEPTANCE OF SUBSCRIPTION. WI Purchaser agrees that this subscription (the "Subscription") is irrevocable and is subject to acceptance by MBELLC, in its sole discretion. If not accepted by MBELLC, all instruments tendered

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herewith shall be promptly returned, along with any monies paid by WI Purchaser.
WI Purchaser understands that acceptance of this Subscription shall be signified by executing this Subscription Agreement and causing an executed copy hereof to be returned to the WI Purchaser. MBELLC has no obligation to accept this Subscription in its entirety or to accept any third party Subscriptions (if any) in the order received. Further, MBELLC may accept a Subscription hereunder notwithstanding an eventual sale of all of the working interest offered to WI Purchaser or others. As soon as practical following a closing hereunder, WI Purchaser will receive executed counterparts and/or copies of executed closing documentation hereunder.

     6. ACCREDITED INVESTOR. WI Purchaser represents that it constitutes an "accredited investor" as such term is defined in Regulation D, Section 230.50(a), of the Regulations issued by the Securities and Exchange Commission under the Securities Act of 1933 (and the similar provisions of the securities laws of the State of Texas). In particular, as WI Purchaser is not a natural person, WI Purchaser is either an "accredited investor" under the specific definitions in Regulation D or is an entity in which all the equity owners are within such definitions (in terms of minimum income(s) or net worth(s)) and such entity was not formed for the specific purpose of engaging in this purchase/Subscription.

     7. REPRESENTATIONS AND WARRANTIES OF WI PURCHASER. WI Purchaser hereby represents, covenants and warrants to MBELLC and any other purchaser of a working interest in the subject well/unit, as follows:

     (a) If necessary or appropriate, WI Purchaser has engaged independent legal counsel, accountants or other qualified professional advisors (individually and collectively the "Advisors") who have acted as requested by WI Purchaser to evaluate the merits of a working interest purchase and the suitability of such a purchase for WI Purchaser;

     (b) WI Purchaser (either alone or together with any Advisors, if applicable) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks associated with the purchase of a working interest in the WELL; WI Purchaser recognizes that its purchase of a working interest hereunder involves a high degree of risk which may result in the loss or the total amount of WI Purchaser's payment hereunder (and additional well costs attributable to such well);

     (c) WI Purchaser is aware that it must bear the economic risk of an oil and/or gas well working interest for an indefinite period of time because the working interest offering has not been registered under the Securities Act of 1933 (the "1933 Act"), the Texas Securities Act or the securities act of any other state and, therefore, subsequent sales may or may not require such a registration (or an exception from registration) (and MBELLC has no plans or obligations to undertake such a registration);

     (d) WI Purchaser represents that (i) it has been called to WI Purchaser's attention by MBELLC and any Advisors that the subject working interest may or may not yield any production sales proceeds or monies above and beyond the costs incurred, that the well may ultimately be a "dry hole" following its workover

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and that the costs of water disposal and other well costs may require additional capital expenditure(s), beyond original estimates in the AFE; and (ii) no assurances are or have been made regarding any economic or tax advantages which may inure to the benefit of WI Purchaser;

     (e) WI Purchaser has not received nor relied upon any representations or warranties of MBELLC beyond the scope of the written materials provided and generated by MBELLC; in particular, WI Purchaser, either alone or in conjunction with Advisors, has made such inquiries and investigations as were deemed necessary or appropriate in order to determine that a purchase of a working interest in the WELL is a suitable and prudent investment for WI Purchaser, who accepts full responsibility for the adequacy, scope and diligence of such inquiries and investigations;

     (f) WI Purchaser has read and analyzed the materials provided by MBELLC, this Agreement and other relevant materials contained therein, and has been given access, if requested, to all underlying documents in connection with this transaction, as well as such other information as WI Purchaser deems necessary or appropriate in evaluating this Subscription (with all such desire for additional information or access being satisfied); WI Purchaser has had an opportunity to receive and review all documents and materials that WI Purchaser deems and considers relevant to the purchase of a working interest hereunder and to ask questions of, and receive satisfactory answers from, MBELLC concerning the terms and conditions of this offering (and all such questions have been answered to the full satisfaction of WI Purchaser);

     (g) WI Purchaser's principals/officers or directors are at least twenty one
(21) years of age, citizens of the United States and residents of the state identified in WI Purchaser's address below, and have no present intention of becoming a resident of any other state or jurisdiction. Further, WI Purchaser is duly qualified to transact business in the State of Texas or, if required by Texas law to become so qualified to acquire and own an interest in the WELL, that WI Purchaser will diligently act to effectuate such qualification;

     (h) WI Purchaser's funds tendered herewith do not represent funds borrowed from any person or lending institution except to the extent that WI Purchaser has a source of repaying such funds other than from the sale or the subject working interest; further, WI Purchaser has not created or promised/contracted to create any lien, encumbrance or security interest in and to the subject working interest and/or related equipment which would be superior to or otherwise prior to the operator's lien manifested in the JOA and the other closing documents hereunder.

     (i) All information provided to MBELLC by WI Purchaser in connection with the determination whether to accept this subscription is true, correct and complete as of the date that this Agreement is signed, and WI Purchaser will not take any action(s) nor permit any action(s) to be taken which would cause the information provided by WI Purchaser to no longer be true in any material respect. WI Purchaser further covenants and agrees to immediately notify MBELLC as to any material change in such information;

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     (j)  If  this   Agreement   is  executed  by  an   attorney-in-fact,   such
attorney-in-fact has all right and authority in the stated capacity to execute and deliver this Agreement and/or related documents; and

     (k) If the Subscription is being made by a corporation, partnership, limited liability company, trust or estate or if this Subscription Agreement is executed by an officer, representative, agent or attorney-in-fact, WI Purchaser will, upon request, provide MBELLC with a true and correct copy of the articles of incorporation or organization, bylaws, company agreement/regulations, partnership agreement, instrument creating a trust, will and letters testamentary or power of attorney (or any other related documents), as the case may be, establishing such entity and the authority to enter into this Agreement.

     8. UNDERSTANDING OF SECURITIES LAW RESTRICTIONS. WI Purchaser hereby confirms to MBELLC (and the balance of the working interest owners) WI Purchaser's understanding that:

     (a) The working interests and/or the offering have not been registered under the 1933 Act, on the basis that such offering/sale is exempt from registration under Section 3(b) and/or Section 4(2) of the 1933 Act, and/or Regulation D promulgated thereunder;

     (b) MBELLC and involved parties are relying on the truth and accuracy of the representations, declarations and warranties made herein by WI Purchaser in offering the subject working interest(s) for sale to WI Purchaser and in relying upon applicable exemptions available under the 1933 Act; and

     (c) MBELLC is under no obligation to register, or to perfect any exemption for resale of, the working interest(s) under the 1933 Act or Texas Securities Act or the securities laws of any other state.

     9. INDEMNIFICATION. WI Purchaser agrees to indemnify and hold harmless from and against any and all losses, claims , damage, expense or liability (including attorney's fees) to or against MBELLC, its officers, managers, members, directors and affiliates, due to or arising out of any misrepresentations or breach by WI Purchaser of any warranty contained herein. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by WI Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to WI Purchaser under federal or state securities laws.

     10.  PREMISE  OF  OFFERING.  Notwithstanding  anything  contained  in  this
Agreement to the contrary, WI Purchaser acknowledges and understands the following:

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     (a) MBELLC is not assembling a formal package of offering materials (i.e. a private placement memorandum) for the subject offering

     (b) WI Purchaser acknowledges and understands that its pricing for entry into the working interest of the WELL hereunder is on a disclosed "promoted" basis (not actual cost) for the "after the fact" entry into the working interest process for this WELL, with MBELLC's seller(s) having already assumed the drilling and early completion risks and other associated risks involved with a new well. WI Purchaser further acknowledges that MBELLC's willingness to price the working interest(s) offered hereunder on the pricing basis suggested is reflective of MBELLC's desire to involve WI Purchaser in the WELL for mutual benefit and not its/their views on the merits or upside of productivity (or lack thereof) of the subject WELL. WI Purchaser further acknowledges that "time if of the essence" in the conclusion of the transaction(s) contemplated herein.

     (c) WI Purchaser further acknowledges that MBELLC has not contracted nor offered any facilitator or introducing party a financial incentive, inducement, commission, finder's fee or any interest in production from the subject WELL for their role (if any) in introducing this working interest offering to WI Purchaser. WI Purchaser further acknowledges that it has not entered into any "side agreement" or understanding, verbally or in writing, with an MBELLC principal, officer or representative for any direct or indirect compensation or participation in the WELL as part and parcel to the transaction(s) contemplated by this Agreement.

     11. RIGHT OF FIRST REFUSAL; DRAG ALONG - TAG ALONG. For purposes of this provision, a "Transfer" means to sell, assign, lease or otherwise transfer to any person or entity. Commencing with the execution date hereof and continuing thereafter for a period of one (1) year, WI Purchaser shall not Transfer its interest(s) in the WELL unless WI Purchaser shall first have offered such WELL interest(s) subject to the proposed Transfer to MBELLC upon the same terms and conditions. If WI Purchaser desires to effectuate such a Transfer pursuant to a bona fide written offer, WI Purchaser shall provide written notice to MBELLC of the same, including a copy of the written third party offer. In no event shall any such Transfer fail to afford MBELLC a minimum of ten (10) business days to effectively respond (by a closing or otherwise) in good faith. Such right in favor of MBELLC shall supersede any drag along/tag along rights afforded in Paragraph 11(a) below during the period of such right established herein.

     (a) If MBELLC or WI Purchaser receive a bona fide offer, from any person who is not an affiliate and has no familial relationship by blood or marriage or any other direct or indirect affiliation, either through ownership entities or otherwise (other than public companies), to purchase all or a portion of such party's interest in the WELL, the parties hereto agree to (i) notify the other parties of the substance and detail of such third party offer, and (ii) make best efforts to facilitate the inclusion of the other parties within such sale upon the same or similar terms. In the case of a non-operating, minority working interest owner holding 25.0% or less of the subject working interest in the WELL, such party(s) agrees to a drag along obligation to sell if and only if such party(s) either fails and refuses to match such third party offer or is the

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inclusion  of their  interest(s)  in such sale is mandatory  for the  conclusion thereof.

     12. MISCELLANEOUS. WI Purchaser hereby acknowledges and agrees that it is not entitled to cancel, terminate or revoke this Agreement or any agreements of WI Purchaser hereunder, and that such Agreement and agreements shall survive (i) changes in the transactions, documents and instruments described herein which are not material, and (ii) the death or disability of WI Purchaser; provided, however, that if MBELLC shall have rejected this entire Subscription, this Subscription and all agreements of WI Purchaser herein shall automatically be cancelled. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed (by either first class U.S. Mail, postage pre-paid, or by facsimile or e-mail) to the subject party at the respective address(es) set forth below. This Agreement will be governed by and construed in accordance with the laws of the State of Texas and is wholly performable in Denton County, Texas. WI Purchaser will notify MBELLC immediately of any material change(s) in the information provided herein. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, cumulative of any and all prior discussions and/or agreement(s), and may not be modified or amended without a written instrument being executing by all parties to such effect. A facsimile and/or scanned/e-mailed signature shall be deemed effective for all purposes, the same as any original.

     IN WITNESS WHEREOF, WI Purchaser has executed this Subscription Agreement on this ____________ day of October, 2010.

                                     WI Purchaser:

                                     RMJ, INC., a ___________ corporation


                                     By:
                                        ----------------------------------------
                                     Printed Name:
                                                  ------------------------------
                                     Title:
                                           -------------------------------------
                                     Address:
                                             -----------------------------------

                                             -----------------------------------
                                     E-mail address:
                                                    ----------------------------
                                     Phone Number:
                                                  ------------------------------
                                     Fax Number:
                                                --------------------------------
                                     EIN:
                                         ---------------------------------------


---------------------------------------
Witness
Printed Name:
             --------------------------

WHEN FULLY EXECUTED, RETURN TO:

Masch Branch Exploration, L.L.C.
Mailing Address: 1012 N. Masch Branch Road, Denton, TX 76207-____; Physical Address: 1012 N. Masch Branch Road, Denton, TX 76207-____;
Phone: 940-243-7744 or 940-243-3038; Facsimile: 940-243-8643
E-mail: billawilliamson@topazresourcesinc.com and rstinnett@usa.net

                              ACCEPTANCE BY MBELLC

      The foregoing subscription is accepted/rejected by MBELLC as follows:

_________         Accepted in full.


_________         Partially   accepted   to   the   extent   of   ___________
                  working   interest   (if   needed, explain: __________________

                  ______________________________________________________________

_________         Rejected in full.


DATE:____________________


                                    Masch Branch Exploration, L.L.C.,
                                    A Texas limited liability company


                                    By:/s/ S. Rand Stinnett
                                        ----------------------------------------
                                        S. Rand Stinnett, its Manager


                                    By: /s/ Bill A. Williamson
                                        ----------------------------------------
                                        Bill A. Williamson, its Manager


                                 Page 10 of 10